UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	April 22, 2012

HOLLYWOOD MEDIA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

2255 Glades Road, Suite 221A,
Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On April 22, 2012, Hollywood Media Corp. (“Hollywood Media”) entered into Amendment No. 4 (the “Amendment”) to that certain Stock Purchase Agreement, dated as of December 22, 2009, as amended by that Amendment No. 1 to Stock Purchase Agreement, dated as of January 13, 2010, that Amendment No. 2 to the Stock Purchase Agreement, dated as of January 21, 2010 and that Amendment No. 3 to the Stock Purchase Agreement, dated as of April 9, 2010 (the “Purchase Agreement”), between Hollywood Media and Key Brand Entertainment Inc. (“Key Brand”). Pursuant to the Amendment, Hollywood Media consented to the contribution of the “group sales” business (but not the Broadway.com consumer ticketing business) owned by Key Brand and its subsidiary, Theatre Direct NY, Inc., the entity sold by Hollywood Media to Key Brand pursuant to the Purchase Agreement (“Theatre Direct”), to a newly formed joint venture (the “Group Sales JV”; such contribution, the “Group Sales Contribution”). The balance of the business sold to Key Brand under the terms of the Purchase Agreement, which includes broadway.com, remains at Key Brand and Theatre Direct. As part of the Amendment, Key Brand agreed to pay the first $7,000,000 earnout amount to Hollywood Media on or before October 1, 2012 regardless of the actual revenues of Theatre Direct and its subsidiaries for the fiscal year of Key Brand ending June 30, 2012. In addition, the revenue calculation for the second $7,000,000 earnout amount (the “Second Earnout”) was modified to exclude “group sales” (and the revenues of the new joint venture conducting such business) and the target for such second earnout was reduced from $150,000,000 to $123,000,000 accordingly. Lastly, the parties agreed that if the Second Earnout amount is earned in Key Brand’s fiscal year ending June 30, 2012, then such amount would be added to the principal amount of the $8.5 million loan under the Credit Agreement (as defined below), would accrue and be paid interest in accordance with such loan, and be paid over the then remaining term of the Credit Agreement in equal quarterly installments, in each case as further described below. If the Second Earnout amount is earned in any subsequent fiscal year, then such amount would be paid pursuant to the terms of the Purchase Agreement.

On April 22, 2012, Hollywood Media, as lender, also consented to certain amendments to the Second Lien Credit, Security and Pledge Agreement, dated as of December 15, 2010 (the “Credit Agreement”) with Key Brand, including consent to the Group Sales Contribution and to provide for additional reporting requirements. Hollywood Media also agreed to amend the Subordination and Intercreditor Agreement, dated December 15, 2010 (the “Intercreditor Agreement”), among Hollywood Media, Key Brand and JPMorgan Chase Bank, N.A., as administrative agent for the senior secured lenders of Key Brand, to provide that, subject to Key Brand’s compliance with the terms and conditions of its senior secured credit agreement, Key Brand would be permitted to make scheduled quarterly installment payments of the Second Earnout amounts prior to the maturity of the Credit Agreement, notwithstanding that the obligations under the Credit Agreement are subordinated to Key Brand’s obligations under the senior secured credit agreement.

The foregoing description of the Amendment, the amendment to the Credit Agreement, and the amendment to the Intercreditor Agreement is a summary only and is qualified by reference to the full text of the Amendment, the amendment to the Credit Agreement, and the amendment to the Intercreditor Agreement, each of which are respectively filed as Exhibits 2.1, 10.1, and 10.2 to this current report on Form 8-K and are incorporated by reference herein.

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SECTION 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description

2.1	Amendment No. 4 to Stock Purchase Agreement, dated as of April 22, 2012, by and between Key Brand Entertainment Inc. and Hollywood Media Corp.

10.1	Amendment No. 1 to Second Lien Credit, Security and Pledge Agreement, dated as of April 22, 2012, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc., and Hollywood Media Corp.

10.2	Amendment No. 1 to Subordination and Intercreditor Agreement, dated as of April 22, 2012, among JPMorgan Chase Bank, N.A., Hollywood Media Corp., and Key Brand Entertainment Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: April 25, 2012
	By:	/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

2.1	Amendment No. 4 to Stock Purchase Agreement, dated as of April 22, 2012, by and between Key Brand Entertainment Inc. and Hollywood Media Corp.

10.1	Amendment No. 1 to Second Lien Credit, Security and Pledge Agreement, dated as of April 22, 2012, by and among Key Brand Entertainment Inc., Theatre Direct NY, Inc., and Hollywood Media Corp.

10.2	Amendment No. 1 to Subordination and Intercreditor Agreement, dated as of April 22, 2012, among JPMorgan Chase Bank, N.A., Hollywood Media Corp., and Key Brand Entertainment Inc.